                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE                 Approved by: Olga L. Conley
---------------------                              Chief Financial Officer
                                                   (617) 376-4300
                                                   URL: http://www.jjill.com

                                          Contact: Investor Relations:
                                                   Suzanne Rosenberg/
                                                   Priya Akhoury
                                                   Press:  Michael McMullan/
                                                   Kate Talbot
                                                   Morgen-Walke Associates, Inc.
                                                   (212) 850-5600


          THE J. JILL GROUP REPORTS RECORD SETTING FISCAL 2000 RESULTS COMPANY ACHIEVES 4TH QUARTER EPS OF $0.63 ON 44.4% NET SALES INCREASE


     QUINCY, MA, FEBRUARY 26, 2001 - THE J. JILL GROUP, INC. (NASDAQ: JILL) today reported financial results for the fourth quarter and fiscal year ended December 30, 2000. Net sales for the fourth quarter increased by 44.4% to $88.4 million from $61.2 million reported in the prior year. Operating income for the quarter totaled $12.0 million or 13.6% of net sales compared to a loss from operations of $2.1 million last year. Net income for the period was $6.7 million or $0.63 per diluted share versus a net loss of $1.5 million or $0.15 per share in the comparable period last year. During the fourth quarter ended December 25, 1999 J. Jill recorded special charges totaling $711,000 primarily associated with its decision to shutdown its Nicole Summers catalog concept.

     Gross margin for the fourth quarter improved to 36.0% compared to last year's 32.2% (last year's number has been adjusted to exclude special markdown charges totaling $711,000 or 1.2%) primarily as a result of productivity improvements achieved in J. Jill's operations and fulfillment facility, as well as the leveraging of fixed costs.

     Selling, general and administrative expenses as a percentage of net sales improved dramatically to 22.4% this year from 34.4% last year. This improvement is attributable primarily to better productivity per catalog mailed and to a lesser extent, general and administrative expense leverage.

     For the fiscal year ended December 30, 2000 J. Jill recorded net sales of $246.3 million compared to $250.3 million in the prior year. Operating income for the twelve-month period was $23.4 million or 9.5% of net sales compared to $538,000 in the prior year. Net income for the period was $12.8 million or $1.23 per diluted share versus a loss of $684,000 or $0.07 per share in the comparable period last year.

     Gordon R. Cooke, President and Chief Executive Officer, commented, "Not only was the fourth quarter of fiscal 2000 record-setting in terms of net sales, operating margin and earnings per share but it also completed a tremendously successful fiscal year for the J. Jill Group. It is particularly gratifying that these results were achieved while we were making significant investments in our retail store rollout and our e-commerce website."

Page: 2


     "We opened 20 J. Jill stores in fiscal 2000, bringing our total store count to 22 by year-end. Given the sales these stores generated during fiscal 2000, we believe that the sales per square foot of our stores exceeded mall averages and were competitive with other well-known specialty retailers. E-commerce sales totaled $35.0 million, a 510% increase over 1999 and represented 16.0% of our total direct channel volume.

     In addition, excluding sales from Nicole Summers, fiscal 2000 J. Jill direct channel net sales totaled $217.9 million virtually equal to the prior year - a significant accomplishment considering we reduced circulated square inches by 18%," Mr. Cooke continued.

     Year-end inventory balances increased by 74.5% to $37.9 million at December 30, 2000 due to the earlier timing of spring season receipts and the need to carry inventory to support 22 stores this year versus only 2 last year. Other current assets increased to $10.4 million or 75.6% as a result of increased receivables from the Holiday 2000 deferred billing promotion and landlord allowances receivable. Property and equipment balances increased by 38.7% to $65.2 million as a result of investments made in the retail rollout and the new corporate headquarters. Accounts payable and accrued expenses grew by 48.5% to $34.6 million primarily as a result of the increased inventory position, increased accruals related to the retail expansion and accrued income taxes.

     Regarding the J. Jill Group's future financial performance, Mr. Cooke commented, "Our first three catalog mailings for the Spring season all exceeded internal sales projections. This past week, however, we saw our first indication of a slowdown in customer demand. It is far too early, however, to predict whether this slowdown will continue or what impact it may have on our overall business. We believe our current merchandise assortment, inventory management, creative presentation, and operational execution are consistent with the standards established during the past year when we achieved an outstanding sales and profit performance. It is unclear, however, to what extent declining consumer confidence and economic uncertainty will impact the entire retail sector including J. Jill."

     The company is maintaining its 2001 fiscal year financial targets previously announced on October 31, 2000, but due to the current economic environment and lack of visibility to the remainder of the year, is providing quarterly guidance for only the first quarter of fiscal 2001.

     For the first quarter of fiscal 2001, the company expects net sales to increase by 28% to 30% over the prior year's comparable quarter and earnings per diluted share to be between $0.04 and $0.06 based on projected weighted average shares outstanding of 12.2 million this year versus 10.2 million last year.

     These are J. Jill's targets, not predictions of actual performance. Historically, J. Jill's performance has deviated, often materially, from its targets. These statements do not include the potential of any business risks, opportunities or developments that may occur after February 26, 2001. J. Jill does not expect to report on its progress during the quarter, or comment on it to analysts or investors, until after it has closed the books on the quarter and appropriately disclosed the results.

Page: 3


     "We remain committed to the multi-channel combination of "mail, mall and web", which we believe is the most powerful formula in specialty retailing today. Going forward, we will continue to emphasize profitability in our "direct" business, which includes our catalogs and e-commerce website, while striving to maintain the size of this channel. We intend to rely primarily on our retail channel for our future growth. Currently, we have 23 stores open, including the new Burlington, Massachusetts store that opened on February 15, 2001. Our plans for fiscal 2001 call for opening an additional 24 stores and we have already committed to 17 locations. Importantly, the incremental funding from the recently completed private placement provides the company with the financial power to fuel an aggressive top-line growth plan in the years ahead," concluded Mr. Cooke.

     The J. Jill Group's conference call to discuss fourth quarter and fiscal 2000 earnings will be broadcast live today at 10:00 a.m. Eastern Time at www.vcall.com and www.jjillgroup.com, and will be archived online within one hour of the completion of the conference call. This archive will be available for 48 hours.

     The J. Jill Group is a leading retailer of high quality women's apparel, accessories and footwear. The company currently markets its products through its specialty retail stores, catalogs, and e-commerce website. J. JILL is designed to appeal to active, affluent women age 35 and older.

--------------------------------------------------------------------------------

     THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. VARIOUS FACTORS COULD CAUSE THE RESULTS OF THE J. JILL GROUP TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO THE FOLLOWING: THE CONTINUED SUCCESS OR POSSIBLE FUTURE FAILURE OF THE RETAIL STORE INITIATIVE; THE ABILITY OF J. JILL TO EFFECTIVELY MANAGE ITS OPERATIONS AND GROWTH IN A MULTIPLE DISTRIBUTION CHANNEL ENVIRONMENT; THE AVAILABILITY, TERMS AND DEPLOYMENT OF CAPITAL; SIGNIFICANT CHANGES IN CUSTOMER ACCEPTANCE OF J. JILL'S PRODUCT OFFERINGS; CHANGES IN COMPETITION IN THE APPAREL INDUSTRY; CHANGES IN CONSUMER SPENDING, FASHION TRENDS AND CONSUMER PREFERENCES; CHANGES IN, OR THE FAILURE TO COMPLY WITH, FEDERAL AND STATE TAX AND OTHER GOVERNMENT REGULATIONS; THE CUSTOMARY RISKS OF PURCHASING MERCHANDISE ABROAD, INCLUDING LONGER LEAD TIMES, HIGHER INITIAL PURCHASE COMMITMENTS AND FOREIGN CURRENCY FLUCTUATIONS; POSSIBLE FUTURE INCREASES IN EXPENSES AND LABOR AND EMPLOYEE BENEFIT COSTS; THE ABILITY OF J. JILL TO ATTRACT AND RETAIN QUALIFIED PERSONNEL; BUSINESS ABILITIES AND JUDGMENT OF MANAGEMENT; THE EXISTENCE OR ABSENCE OF BRAND AWARENESS; THE EXISTENCE OR ABSENCE OF PUBLICITY, ADVERTISING AND PROMOTIONAL EFFORTS; THE SUCCESS OR FAILURE OF OPERATING INITIATIVES; THE MIX OF J. JILL'S SALES BETWEEN FULL PRICE AND LIQUIDATION MERCHANDISE; GENERAL ECONOMIC AND BUSINESS CONDITIONS AND OTHER FACTORS, INCLUDING THOSE DETAILED FROM TIME TO TIME IN J. JILL'S SEC REPORTS, INCLUDING ITS CURRENT REPORT ON FORM 8-K FILED ON JANUARY 16, 2001
     J. JILL DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.



                               (TABLES TO FOLLOW)

Page: 4


THE J. JILL GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------



                                                      THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                        (UNAUDITED)

IN THOUSANDS, EXCEPT PER SHARE DATA              DEC. 30,2000  DEC. 25, 1999        DEC. 30, 2000    DEC. 25, 1999
------------------------------------             ------------  -------------        -------------    -------------

Net sales                                             $88,372        $61,198             $246,309         $250,281
Cost of products and merchandising                     56,597         41,509              160,819          169,186
Special markdowns                                        --              711                 --              2,359
Selling, general and administrative expenses           19,781         21,052               62,084           74,570
Special charges                                          --               --                 --              3,628
-------------------------------------------------------------------------------------------------------------------

Operating income (loss)                                11,994        (2,074)               23,406              538
  Interest expense, net                                   456            447                1,387            1,622
  Provision for (benefit from) income taxes             4,845          (975)                9,195            (400)
-------------------------------------------------------------------------------------------------------------------

Net income (loss) before cumulative effect              6,693        (1,546)               12,824            (684)
Cumulative effect of accounting change                     --             --                 (65)               --
-------------------------------------------------------------------------------------------------------------------
Net income (loss)                                      $6,693       ($1,546)              $12,759           ($684)
-------------------------------------------------------------------------------------------------------------------

EARNINGS PER SHARE -- BEFORE SPECIAL CHARGES:
     Basic earnings (loss) per share                    $0.66        ($0.11)                $1.27            $0.31
     Weighted average shares outstanding               10,065          9,990               10,031            9,879
-------------------------------------------------------------------------------------------------------------------

     Diluted earnings (loss) per share                  $0.63        ($0.11)                $1.23            $0.30
     Weighted average shares outstanding               10,612          9,990               10,388           10,473
-------------------------------------------------------------------------------------------------------------------

EARNINGS PER SHARE:
     Basic earnings (loss) per share                    $0.66        ($0.15)                $1.27          ($0.07)
     Weighted average shares outstanding               10,065          9,990               10,031            9,879
-------------------------------------------------------------------------------------------------------------------

     Diluted earnings (loss) per share                  $0.63        ($0.15)                $1.23          ($0.07)
     Weighted average shares outstanding               10,612          9,990               10,388            9,879
-------------------------------------------------------------------------------------------------------------------

Page: 5


THE J. JILL GROUP
NET SALES SUMMARY
--------------------------------------------------------------------------------


                                                       THREE MONTHS ENDED                 TWELVE MONTHS ENDED

IN THOUSANDS - UNAUDITED                        DEC. 30, 2000  DEC. 25, 1999        DEC. 30, 2000    DEC. 25, 1999
------------------------                        -------------  -------------        -------------    -------------

J. Jill direct                                        $72,095        $56,450             $217,920         $217,530
J. Jill retail                                         16,773            954               28,308              954
-------------------------------------------------------------------------------------------------------------------

  J. Jill total                                        88,868         57,404              246,228          218,484
-------------------------------------------------------------------------------------------------------------------

Nicole Summers                                            141          4,170                1,524           33,724
Other                                                   (637)          (376)              (1,443)          (1,927)
-------------------------------------------------------------------------------------------------------------------
  Total net sales                                     $88,372        $61,198             $246,309         $250,281
-------------------------------------------------------------------------------------------------------------------


                                    - more -



THE J. JILL GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------


IN THOUSANDS                                          DEC, 30, 2000                            DEC. 25, 1999
------------                                          -------------                            -------------

ASSETS:
Cash and cash equivalents                                    $2,001                                   $5,948
Assets held for sale                                             --                                    2,313
Inventory                                                    37,874                                   21,705
Prepaid catalog expenses                                      4,116                                    3,963
Deferred income taxes                                         7,455                                   10,083
Other current assets                                         10,430                                    5,940
------------------------------------------------------------------------------------------------------------
Total current assets                                         61,876                                   49,952
Property and equipment                                       65,194                                   46,995
Deferred income taxes                                         1,702                                    3,065
Other non-current assets                                      1,365                                    1,347

Page: 6


------------------------------------------------------------------------------------------------------------
Total assets                                                130,137                                  101,359
------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable and accrued expenses                        34,550                                   23,262
Current portion of long-term debt                             4,010                                    3,137
------------------------------------------------------------------------------------------------------------
Total current liabilities                                    38,560                                   26,399
Long-term debt                                               17,375                                   19,098
Other non-current liabilities                                 4,960                                       --
------------------------------------------------------------------------------------------------------------
 Total liabilities                                           60,895                                   45,497
------------------------------------------------------------------------------------------------------------
Capital stock                                                63,620                                   62,999
Accumulated earnings (deficit)                                5,622                                  (7,137)
------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                   69,242                                   55,862
------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                 $130,137                                 $101,359
------------------------------------------------------------------------------------------------------------


                                    - more -

Page: 7


THE J. JILL GROUP
STORE LISTING                                          LOCATION                         OPENING DATE

Natick Mall                                            Boston, MA                        November 1999
Providence Place                                       Providence, RI                    December 1999
Water Tower                                            Chicago, IL                        April 2000
Mall of America                                        Minneapolis, MN                    April 2000
Pacific Place                                          Seattle, WA                        April 2000
The Westchester                                        White Plains, NY                    May 2000
Tysons Corner                                          McLean, VA                          June 2000
Flatiron Crossing                                      Denver, CO                         August 2000
Galleria @ Roseville                                   Sacramento, CA                     August 2000
Ridgedale Center                                       Minneapolis, MN                    August 2000
Old Orchard                                            Chicago, IL                      September 2000
Pioneer Place                                          Portland, OR                     September 2000
Southpark Mall                                         Charlotte, NC                    September 2000
Walt Whitman                                           Long Island, NY                   October 2000
Sommerset Collection                                   Detroit, MI                       October 2000
Riverchase Galleria                                    Birmingham, AL                    October 2000
Main Place                                             Santa Ana, CA                     October 2000
Walden Galleria                                        Buffalo, NY                       November 2000
Town Center Boca Raton                                 Boca Raton, FL                    November 2000
Perimeter Mall                                         Atlanta, GA                       November 2000
South Shore Plaza                                      Boston, MA                        November 2000
Crabtree Valley                                        Raleigh, NC                       November 2000
Burlington Mall                                        Boston, MA                        February 2001

FISCAL 2001 PROPOSED LOCATIONS:
Cherry Creek                                           Denver, CO                         Spring 2001
Topanga Plaza                                          Los Angeles, CA                    Spring 2001
Tucson Mall                                            Tucson, AZ                         Spring 2001
San Francisco Center                                   San Francisco, CA                  Spring 2001
Plaza Frontenac                                        St. Louis, MO                      Spring 2001
Freehold Mall                                          Freehold, NJ                       Spring 2001
Glendale Galleria                                      Los Angeles, CA                    Spring 2001
Willow Bend                                            Dallas, TX                          Fall 2001
Mall at Green Hills                                    Nashville, TN                       Fall 2001
Paseo Colorado                                         Pasadena, CA                        Fall 2001
Polaris Fashion Place                                  Columbus, OH                        Fall 2001
Aspen Grove                                            Denver, CO                          Fall 2001
Willowbrook Mall                                       Willowbrook, NJ                     Fall 2001
The Gateway                                            Salt Lake City, UT                  Fall 2001
Sherman Oaks                                           Los Angeles, CA                     Fall 2001
Chandler Fashion Center                                Chandler, AZ                        Fall 2001
Kierland Commons                                       Scottsdale, AZ                      Fall 2001



                                                   # # #